UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2015

MENTOR GRAPHICS CORPORATION

(Exact name of registrant as specified in charter)

OREGON	1-34795	93-0786033
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8005 S.W. BOECKMAN ROAD WILSONVILLE, OR	97070-7777
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 685-7000

NO CHANGE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company’s 2015 Annual Meeting of Shareholders was held pursuant to notice at 5:00 p.m. Pacific time on June 17, 2015 at our offices in Wilsonville, Oregon to consider and vote upon:

Proposal 1	Election of directors to serve for the ensuing year and until their successors are elected;

Proposal 2	Shareholder advisory vote to approve executive compensation;

Proposal 3	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2016.

The results of the voting for election of directors were as follows:

Proposal 1 Election of Directors	For	Withheld	Broker Non-Votes
Keith L. Barnes	84,554,034	2,168,078	6,411,413
Sir Peter L. Bonfield	79,786,761	6,935,351	6,411,413
Gregory K. Hinckley	75,078,864	11,643,248	6,411,413
Paul A. Mascarenas	85,973,685	748,427	6,411,413
J. Daniel McCranie	85,032,719	1,689,393	6,411,413
Patrick B. McManus	85,485,071	1,237,041	6,411,413
Walden C. Rhines	78,950,085	7,772,027	6,411,413
Jeffrey M. Stafeil	85,110,981	1,611,131	6,411,413

The results of the voting on the other proposals were as follows:

	For	Against	Abstention	Broker Non-Votes
Proposal 2	81,860,482	4,374,443	487,187	6,411,413
Proposal 3	91,046,000	1,637,015	450,510	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MENTOR GRAPHICS CORPORATION
(Registrant)

Date: June 22, 2015	By:	/s/ Dean M. Freed
Dean M. Freed
Vice President and General Counsel

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